PURCHASE AND SALE AGREEMENT

Property Commonly Known as 814 Taylor Street and 811 Lamar Street, Fort Worth, TX

ARTICLE 1:  PROPERTY/PURCHASE PRICE

1.1.           Certain Basic Terms.

(a) Purchaser and Notice Address: MVP Fort Worth Taylor, LLC. 8880 W. Sunset Road, Suite 240 Las Vegas, NV 89148 Attn: Michael Shustek Telephone: (877)684 -6871 Email: mike@mvpreits.com
With a copy to:
Craig D. Burr, Esq.
8880 W. Sunset Road
Suite 210
Telephone:  (702) 566-8424
Email: craig@craigburr.com
With a copy to:
Scott K. McDonald
Metzger & McDonald PLLC
3626 N. Hall Street, Suite 800
Dallas, Texas 75219
Telephone: (214)740-5032
Facsimile: (214)224-7566
Email: smcdonald@pmklaw.com

(b)  Seller and Notice Address:
LAZ/LA VI THE, L.P.,
a Delaware limited partnership
c/o LAZ Parking Realty Investors, LLC
Attn:  Larry Stubbs
Four Copley Place – Ste 4105
Boston, MA  02116
Telephone:                      (617) 275-5658
Facsimile:                      (617) 426-0607
Email: lstubbs@lazparking.com

With a copy to: Siegel, O’Connor, O’Donnell & Beck, P.C. Attn: John Beck 150 Trumbull Street Hartford, CT 06103 Telephone: (860) 727-8900 Facsimile: (860) 724-3550 Email: jbeck@siegeloconnor.com
(c)  Title Company/Escrow Agent:
First American Title Company
National Commercial Services
Attn:  Michele Seibold
2500 Paseo Verde Parkway, Suite 120
Henderson, NV 89074
Telephone:          (702) 855-0866
Facsimile:           (866) 289-5654
Email: mseibold@firstam.com

(d)	Effective Date of this Agreement:	The latest date of execution by the Seller, the Purchaser and Escrow Agent as indicated on the signature page.

(e)	Purchase Price:
Twenty-Three Million Five Hundred and No/100 Dollars ($23,500,000), as adjusted by closing prorations set forth in Article 7 hereof and as reduced by the Earnest Money and the principal balance and accrued and unpaid interest (but not the reserves) on the assumed Loan.

(f)	Earnest Money:	Two Hundred Fifty Thousand and No/100 Dollars ($250,000), including interest thereon.

(g)	Due Diligence Period:	The period ending forty-five (45) days after the Effective Date of this Agreement.

(h)	Closing Date:	__________________, 2015 [fifteen (15) days after the expiration of the Due Diligence Period or, at the election of Purchaser, within Five (5) days’ notice].

(i)	Broker:	JNL Parking

1.2           Property.  Subject to the terms of this Purchase and Sale Agreement (this “Agreement”), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller’s right, title and interest in and to the following property (the “Property”):

(a)           The “Real Property”, being the fee simple land and leasehold estate described in Exhibit A attached hereto, commonly known as 811 Lamar Street and 814 Taylor Street, Fort Worth, Texas, together with (i) all buildings, paving, lighting, improvements and parking equipment located thereon, and all other on-site structures, systems and utilities associated therewith, including but not limited to all fixed and non-fixed materials in the building that can  be considered as salvage materials, including piping, plumbing, mechanical and electrical equipment (“Improvements”); (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in any way appertaining to such real property, including without limitation any and all mineral or surface rights affecting or appurtenant to the Property, and (iii) without warranty all right, title, and interest of Seller in and to all alleys, strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property and any easements, rights-of-way or other interests in, on, under or to, any land, highway, street, road, right-of-way or avenue, open or proposed, in, on, under, across, in front of, abutting or adjoining the Property, and all right, title and interest of Seller in and to any awards for damage thereto by reason of a change of grade thereof; and

(b)           The “Personal Property”, being all Seller’s rights and interests in all intangible personal property related to the Real Property and the Improvements, including, without limitation: Seller’s rights and interests in the name of the Real Property; the plans and specifications and other architectural, environmental, design documentation and engineering drawings and materials for the Improvements (the “Property Materials”); warranties;  contract rights related to the Real Property (but only to the extent Seller’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); all existing tenant leases and occupancy agreements, together with all security deposits held by Seller or its agents or contractors (the “Leases”); any and all entitlements, permits, governmental permits, approvals and licenses or agreements (to the extent assignable) relating to the Property (the “Permits”).

1.3           Earnest Money.  The Earnest Money, in immediately available federal funds, evidencing Purchaser’s good faith to perform Purchaser’s obligations under this Agreement, shall be deposited by Purchaser with the Escrow Agent not later than the third (3rd) business day after the Effective Date of this Agreement.  In the event that Purchaser fails to timely deposit the Earnest Money with the Escrow Agent, this Agreement shall be of no force and effect.  At Closing, the Earnest Money, and the Additional Earnest (as hereinafter defined) shall be applied to the Purchase Price.  Otherwise, the Earnest Money shall be delivered to the party entitled to receive the Earnest Money in accordance with the terms and conditions of this Agreement.  Notwithstanding any provisions of this Agreement to the contrary, $50.00 out of the Earnest Money shall in all respects be non-refundable to Purchaser and shall be paid to Seller as independent consideration for Seller’s execution of this Agreement (the “Independent Consideration”). Unless expressly stated otherwise, any provision in this Agreement that states that the Earnest Money is to be returned to Purchaser means that the Earnest Money, less the Independent Consideration, is to be returned to Purchaser.

1.4           Assumption of Existing Loan.  Within three (3) business days of the Effective Date of this Agreement, Purchaser, with Seller’s cooperation and assistance, shall make application with Aviva Life and Annuity Company (the “Lender”) to assume Seller’s existing $13,000,000 loan (the “Loan”).  Purchaser shall diligently pursue the assumption, keep Seller informed as to its progress and shall use its best efforts to obtain the Lender’s approval of said assumption on or before the end of the Due Diligence Period.  Purchaser’s obligation to purchase and Seller’s obligation to sell the Property shall be contingent upon Purchaser’s assumption of the Loan, and the release of Seller and each guarantor or indemnitor of the Loan shall be released from all liability to the extent that the Loan documents require the Lender to grant such release.  Seller and Purchaser shall each pay one-half of the assumption fee and all other costs and fees charged by the Lender in accordance with the Loan documents to be charged in connection with the assumption of the Loan, including without limitation, all administrative fees, application fees, assumption fees, Lender’s attorneys’ fees and other charges whatsoever charged in accordance with the Loan documents in connection with the assumption.  Notwithstanding, Purchaser’s share of the Loan assumption fees and costs shall be capped at $20,000. The foregoing obligations shall survive the termination of this Agreement, the Closing, and the remedies for breach of those obligations shall not be limited in any way.  Seller and Purchaser agree to use their good faith efforts to follow the procedures and requirements necessary for the assumption and Seller and Purchaser shall use their good faith efforts to negotiate a complete release of Seller and the existing indemnitors and guarantors of the Loan as part of obtaining the consent of the Lender, provided however that Purchaser will not be required to assume obligations arising from events occurring before the Closing.

ARTICLE 2:  INSPECTIONS

2.1           Property Information.  Within five (5) days following the Effective Date of this Agreement, Seller shall deliver or cause to be delivered to Purchaser, at Seller's sole cost and expense, copies of all of the items described on Exhibit C attached hereto and incorporated herein by this reference for all purposes (the “Property Information”) which is in Seller’s possession or control.  Seller makes no representations or warranties as to the accuracy or completeness of the Property Information, except as related to the financial operating statements.  The Property Information and all other information, other than matters of public record, furnished to, or obtained through inspection of the Property by, Purchaser, the Purchaser Related Parties (as defined herein), will be treated by Purchaser and the Purchaser Related Parties as confidential, and will not be disclosed to anyone other than those persons who are involved with the financing and/or determining the feasibility of the Purchaser’s acquisition of the Property, and will be returned to Seller by Purchaser if the Closing does not occur.  Furthermore, Seller agrees to provide to Purchaser, as soon as reasonably practicable, on a continuing basis through the Closing Date information with respect to any changes or additions or corrections to the information or documents delivered to Purchaser pursuant to this Section 2.1, including, but not limited to, copies of all leases and other agreements with respect to the Property into which Seller proposes to enter.  Seller shall deliver, as soon as reasonably practicable, to Purchaser copies of all other records, agreements, permits and other documents concerning the Property in Seller’s possession or control that Purchaser may reasonably request during the Due Diligence Period. This provision shall survive the Closing or any termination of this Agreement.

2.2           Inspections.  Subject to the provisions of Paragraph 2.3 below, at all times prior to Closing, including times following the Due Diligence Period, Purchaser shall be permitted to make a complete review, inspection, and investigation of all matters of interest to Seller, including but not limited to the physical, legal, and environmental condition of the Property, including, without limitation, soil condition, asbestos, PCB, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, plans and specifications, traffic patterns, and all other information pertaining to the Property.

2.3           Conduct of Inspections.

(a)           Inspections in General.  At all times prior to Closing, including times following the Due Diligence Period, Purchaser, its agents, and employees shall have the right to enter upon the Property for the purpose of making non-invasive inspections at Purchaser’s sole risk, cost and expense.  All of such entries upon the Property shall be at reasonable times during normal business hours and after at least 24 hours prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the opportunity to accompany Purchaser during any inspection activities performed by Purchaser on the Property. Purchaser acknowledges that since the Property is currently utilized as a public garage and parking lot, all entries and inspections shall be done in a manner which minimizes the disruption of such business.  If any inspection or test damages the Property or any cars of third parties parked on the Property, Purchaser will restore the Property to the same condition as existed before the inspection or test and be solely liable for any and all damage to cars parked on the Property caused by Purchaser’s entry onto or inspections of the Property.  Purchaser shall indemnify, defend and hold harmless Seller and Seller’s partners and their respective shareholders, directors, officers, affiliates, tenants, agents, contractors, employees, successors and assigns (“Seller Related Parties”) from and against any and all losses, costs, damages, claims, or liabilities (collectively, “Losses”) arising out of or in connection with any entry or inspections performed by Purchaser, its agents or representatives.  This indemnity shall survive the Closing or any termination of this Agreement.

(b)           Environmental Inspections.  The inspections permitted under Paragraph 2.2 may include a non-invasive Phase I environmental inspection of the Property, but no Phase II environmental inspection or other invasive inspection or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller, which may be withheld in Seller’s sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval.  Purchaser shall deliver to Seller copies of any Phase I, Phase II or environmental report to which Seller consents as provided above if Purchaser elects to terminate pursuant to Section 2.3(d) hereof.

(c)           Contact with Governmental Authorities.  Except as provided below, Purchaser shall not contact any governmental authority having jurisdiction over the Property without Seller’s prior written consent. Seller’s consent shall not be required with respect to a customary and reasonable Phase I environmental audit and code compliance review (including but not limited to a zoning letter) of the Property except for any face-to-face meetings, for which Seller shall be given at least 2 business days prior notice and an opportunity to be present at any such meeting.

(d)           Termination During Due Diligence Period.  Purchaser and Seller hereby agree that the Earnest Money shall become non-refundable upon deposit; except in the event that: i) Purchaser terminates this Agreement pursuant to its rights under Article 3 hereof; or ii) Purchaser identifies a Recognized Environmental Condition present on the Property;  iii) Purchaser, using a qualified structural engineer, identifies structural deficiencies in the Property with repair costs in excess of Four Hundred Thousand Dollars ($400,000) (iv) Purchaser is unable to obtain Lender’s consent to assume the Loan within the Due Diligence Period, or (v) Seller breaches any of the Representations of Warranties contained in Section 8.1 or conditions set forth in Section 5.1 of this Agreement,   With the occurrence, and identification to Seller, of i), ii), or iii) above, Purchaser shall have the right to terminate this Agreement by giving to Seller written notice of termination before the expiration of the Due Diligence Period, in which event this Agreement shall terminate, Title Company shall promptly return the Earnest Money to Purchaser with no further approvals required from any of the parties, and neither party shall have any further rights or liabilities hereunder except for those provisions which expressly survive the termination of this Agreement which shall include Seller’s indemnification under Section 2.3(a), Seller’s obligation to deliver to Purchaser copies of its environmental reports pursuant to Section 2.3(b) and the provisions of Section 2.1, all of which shall survive.  If Purchaser does not exercise this right on or before the expiration of the Due Diligence Period, Purchaser shall be deemed to have waived this right, and Purchaser shall be required, within one (1) day after the expiration of the Due Diligence Period, to deposit with the Escrow Agent the additional non-refundable sum of One Million Dollars ($1,000,000)(the “Additional Earnest Money”).

2.4           PURCHASER’S RELIANCE ON ITS INVESTIGATIONS.  PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, (A) THE PROPERTY IS BEING SOLD, AND PURCHASER ACCEPTS POSSESSION OF THE PROPERTY ON THE DATE OF CLOSING, “AS IS, WHERE IS, WITH ALL FAULTS,” WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE; (B) EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN PARAGRAPH 8.1 AND IN THE DOCUMENTS DELIVERED TO PURCHASER AT CLOSING (“SELLER’S WARRANTIES”) AND SELLER'S PROMISES IN PARAGRAPHS 4.1 4.2, 4.3 AND 4.4, NEITHER SELLER NOR ANY SELLER RELATED PARTY HAS OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTEES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) TO PURCHASER WITH RESPECT TO THE PROPERTY, ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN THE DOCUMENTS DELIVERED TO PURCHASER IN CONNECTION WITH THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR THE RESULTS OF PURCHASER’S DUE DILIGENCE; AND (C) EXCEPT FOR SELLER’S WARRANTIES, PURCHASER HAS CONFIRMED INDEPENDENTLY ALL INFORMATION THAT IT CONSIDERS MATERIAL TO ITS PURCHASE OF THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREBY.  PURCHASER SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT FOR SELLER’S WARRANTIES AND THE WARRANTY OF TITLE TO BE GIVEN IN THE DEED AND AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER IS NOT RELYING ON (AND SELLER, FOR ITSELF AND ON BEHALF OF THE SELLER RELATED PARTIES, DOES HEREBY DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO (IF AND TO THE EXTENT APPLICABLE): (1) THE OPERATION OF THE PROPERTY OR THE INCOME POTENTIAL, USES, OR THE MERCHANTABILITY, HABITABILITY OR FITNESS OF ANY PORTION OF THE PROPERTY FOR A PARTICULAR PURPOSE; (2) THE PHYSICAL CONDITION OF THE PROPERTY OR THE CONDITION OR SAFETY OF THE PROPERTY OR ANY COMPONENT THEREOF, INCLUDING, BUT NOT LIMITED TO, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ANY COMPONENT THEREOF FOR A PARTICULAR PURPOSE (3) THE PRESENCE OR ABSENCE, LOCATION OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY; (4) WHETHER ANY IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE LAWS; (5) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS OR CONDITIONS STATED OR SET FORTH IN SELLER’S OR THE SELLER RELATED PARTIES’ MATERIALS CONCERNING THE PROPERTY OR SET FORTH IN ANY OFFERING MATERIALS WITH RESPECT TO THE PROPERTY; (6) THE DIMENSIONS OF THE PROPERTY OR THE ACCURACY OF ANY OTHER MATERIALS RELATED TO THE PROPERTY; (7) THE ECONOMIC STATUS AND/OR CAPACITY OF THE PROPERTY; (8) THE ABILITY OF PURCHASER TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR PURCHASER’S INTENDED USE AND DEVELOPMENT OF THE PROPERTY; (9) SELLER’S OWNERSHIP OF ANY PORTION OF THE PROPERTY; AND (10) ANY OTHER MATTER PERTAINING TO THE PROPERTY, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER’S WARRANTIES OR AS EXPRESSLY SET FORTH IN THIS AGREEMENT

2.5           EXCEPT FOR THE SELLER’S REPRESENTATIONS AND WARRANTIES AND THE WARRANTY OF TITLE TO BE GIVEN IN THE DEED AND AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER, FOR ITSELF AND ITS PARTNERS, MEMBERS, SHAREHOLDERS, DIRECTORS, OFFICERS, AFFILIATES, AGENTS, CONTRACTORS, EMPLOYEES, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (“PURCHASER RELATED PARTIES”), HEREBY RELEASES SELLER AND EACH SELLER RELATED PARTY FROM, AND WAIVES ALL CLAIMS AND LIABILITY AGAINST SELLER AND EACH SELLER RELATED PARTY FOR OR ATTRIBUTABLE TO, THE FOLLOWING: (A) ANY AND ALL STATEMENTS OR OPINIONS HERETOFORE OR HEREAFTER MADE, OR INFORMATION FURNISHED, BY THE SELLER OR SELLER RELATED PARTIES TO PURCHASER OR ANY OF THE PURCHASER RELATED PARTIES; AND (B) ANY AND ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES, DEMANDS OR OBLIGATIONS OF ANY KIND OR NATURE WHATSOEVER ATTRIBUTABLE TO THE PROPERTY, AND ARISING OR ACCRUING BEFORE OR ON THE DATE HEREOF AND ATTRIBUTABLE TO EVENTS OR CIRCUMSTANCES WHICH HAVE HERETOFORE OCCURRED, INCLUDING, WITHOUT LIMITATION, (I) ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES, DEMANDS AND OBLIGATIONS WITH RESPECT TO THE STRUCTURAL, PHYSICAL, OR ENVIRONMENTAL CONDITION OF THE PROPERTY; (II) ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES, DEMANDS AND OBLIGATIONS RELATING TO THE RELEASE OF OR THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR, CONNECTED WITH OR ARISING OUT OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON CERCLA (COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, 42 U.S.C. Sec.Sec.9601 ETSEQ., AS AMENDED BY SARA (SUPERFUND AMENDMENT AND REAUTHORIZATION ACT OF 1986) AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, 42 U.S.C. Sec.Sec.6901 ET SEQ., OR ANY RELATED CLAIMS OR CAUSES OF ACTION OR ANY OTHER FEDERAL, STATE OR MUNICIPAL BASED STATUTORY OR REGULATORY CAUSES OF ACTION FOR ENVIRONMENTAL CONTAMINATION AT, IN, ABOUT OR UNDER THE PROPERTY.

The provisions of this Paragraph 2.5 shall survive indefinitely the Closing or termination of this Agreement and shall not be merged into the closing documents.

ARTICLE 3:  TITLE AND SURVEY REVIEW

3.1           Delivery of Title Commitment.  Within ten (10) days following the date of this Agreement, Purchaser shall obtain at Seller’s expense: (a) a current Commitment for an Owner’s Policy of Title Insurance (hereinafter referred to as the “Title Commitment”) issued by the Title Company, whereby said Title Company commits to issue an Owner’s Policy of Title Insurance (“Owner’s Policy”) in the amount of the Purchase Price written in accordance with this Agreement; and (b) copies of all instruments shown as exceptions on the Title Commitment (the “Exception Documents”).  The Title Commitment shall describe the Property; shall list Purchaser as the prospective named insured; shall show as the policy amount the Purchase Price; shall contain the commitment of the Title Company to insure Purchaser’s fee simple interest in the Property upon the Closing.  The Title Commitment shall show the status of the title of the Property and all exceptions which would appear in an Owner’s Policy, if issued.

3.2           Removal of Liens; Affidavits.  Seller shall have no obligation to remove any exceptions to title other than those pertaining to real estate taxes lawfully assessed and owed by Seller and mortgages of record made or assumed by Seller.  Seller shall have no obligation to execute any affidavits or indemnifications in connection with the issuance of Purchaser’s title insurance policy, excepting only affidavits in form satisfactory to Seller as to Seller’s authority, the rights of tenants in occupancy and the status of mechanics’ liens.  Notwithstanding the foregoing, Seller agrees to execute and deliver the affidavits described in Paragraph 6.2(n) below.

3.3           Survey.  If Seller does not provide Purchaser with a prior survey of the Property which can be updated and recertified, then Purchaser may, at Purchaser’s election, obtain a new ALTA land title boundary and improvements survey of the Land (the “Survey”). Seller shall provide Purchaser, as part of the Property Information, with Seller’s most recent survey in its possession for the Land, and shall cooperate with Purchaser in attempting to have Seller’s survey updated.  If Purchaser does update a prior survey of Seller’s, such updated survey shall be acquired at Purchaser’s sole expense and shall also be referred to as the “Survey”.  If Purchaser obtains a new survey, Purchaser shall be responsible for the cost of such Survey.  Any survey objections shall be made within the period provided for Title Objections.

3.4           Objections.  Purchaser shall have until fourteen (14) business days from the issuance of the Title Commitment (the “Title Objection Period”) to review the Survey, Title Commitment and Exception Documents and deliver to Seller, in writing, such objections as Purchaser may have to anything contained or set forth in the Survey, Title Commitment and Exception Documents (“Title Objections”).  Any items to which Purchaser does not object to within the Title Objection Period shall be deemed to be approved by Purchaser and shall be “Permitted Exceptions” (herein so called) for purposes of this Agreement.  Notwithstanding the foregoing, the items set forth as requirements in the Title Commitment, and all other items the Title Company identifies to be released upon Closing, shall be deemed objections by Purchaser. If Title Objections are timely delivered to Seller by Purchaser, Seller shall have ten (10) days after receipt of Purchaser’s Title Objections to give Purchaser and Title Company, with respect to each Title Objection, either (i) evidence satisfactory to Purchaser of the removal of the Title Objection or that the Title Objection will be removed or cured on or before the Closing (in which event such cure or removal shall be a condition precedent to Purchaser’s obligation to proceed with the Closing); or (ii) written notice that Seller elects not to remove or cure such Title Objection.  Seller's failure to respond to Purchaser’s Title Objections shall be deemed an election by Seller not to remove or cure such Title Objections.  If Seller elects not to remove or cure any Title Objection, Purchaser shall, within three (3) days of Seller’s election, either (i) waive such Title Objection and proceed with the Closing, or (ii) terminate this Agreement by written notice to Seller and receive a refund of the Earnest Money.  If Purchaser fails to notify Seller of its election to terminate the Agreement within three (3) days of Seller’s notice not to cure a Title Objection, Purchaser shall be deemed to have elected to waive the Title Objection and proceed to Closing.  All title exceptions which are approved or deemed approved by Purchaser shall constitute Permitted Exceptions for purposes hereof. Notwithstanding the foregoing except for the Deed of Trust for the Assumed Loan and related documents, all matters reflected as requirements of the Title Commitment, liens and items which are designated by the Title Company as matters to be satisfied prior to Closing shall not constitute Permitted Exceptions and shall be discharged and satisfied by Seller prior to Closing shall not constitute a Permitted Exception for purposes hereof.

3.5           Additional Exceptions.  Purchaser shall have the right to re-examine title to the Property and have the Survey updated up to and including Closing and raise additional objections not appearing on Purchaser’s original Title Commitment or Survey. In the event that at any time following delivery of the Title Commitment, Exception Documents or Survey described above, but prior to Closing, any changes (other than the deletion or elimination of any item as to which Purchaser has made an objection) shall occur in the Title Commitment, Exception Documents or Survey, in addition to other remedies permitted pursuant to this Agreement, then Purchaser, in Purchaser’s sole discretion and judgment, may: (a) accept the Property with such defects,  or (b) give written notice to Seller and the Title Company of Purchaser’s disapproval of any such matters, and Seller may either (i) postpone Closing for thirty (30) days, or such longer period as Seller may designate, during which time the defects or objections shall be corrected by Seller, and if not then corrected, Purchaser may elect (a) above ; or (ii) elect to terminate this Agreement by notice to Seller, in which event the Earnest Money, together with any interest earned thereon, shall be returned to Purchaser, and thereupon Purchaser and Seller shall be released and relieved of all further rights, liabilities and obligations hereunder.

ARTICLE 4:  OPERATIONS AND RISK OF LOSS

4.1           Ongoing Operations.  During the pendency of this Agreement, Seller shall maintain the Property in its present condition and repair, normal wear and tear excepted and Seller, in good faith, will maintain and operate the Property in accordance with good management practices and perform all other obligations of Seller as owner of the Property including compliance with all laws and ordinances affecting ownership of the Property.

4.2           New Contracts.  After the execution of this Agreement, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing (except contracts entered into in the ordinary course of business that are terminable without cause on not more than 30-days’ notice) without the prior consent of the Purchaser, which shall not be unreasonably withheld, conditioned or delayed.

4.3           New Leases and Occupancy Agreements.  After the execution of this Agreement,, Seller agrees not to enter into any new tenant leases or occupancy agreements or other contract or agreement which is not cancelable within thirty (30) days, or any other contract or agreement extending or modifying any existing lease or occupancy agreement, or any other contract or agreement, which is not cancelable within thirty (30) days (the “New Agreements”), without first obtaining the prior written consent of Purchaser; provided, however, that for the period of time commencing from the date of this Agreement and continuing through the expiration of the Due Diligence Period, Seller agrees to notify Purchaser in writing of the existence of any such New Agreements.

4.4           Contracts for Sale and Encumbrances.  During the pendency of this Agreement, Seller shall not enter into any agreements or contracts with respect to the sale or transfer of the Property and Seller shall not encumber the Property in any way.

4.5           Damage or Condemnation.  Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood or any other cause before the Closing, shall remain with Seller.  If before the Closing the Property shall be damaged, and such damage exceeds $100,000, or if the Property or any portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Purchaser, as Purchaser’s sole and exclusive remedy, may terminate this Agreement by written notice to Seller given within five (5) business days after Purchaser receives written notice from Seller of the damage or taking, in which event the Earnest Money shall be returned to Purchaser.  If the Closing Date is within the aforesaid five  (5) business day period, then Closing shall be extended to the next business day following the end of said five (5) business day period.  If no such election is made, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Purchaser any insurance proceeds not applied to the repair of the Property prior to Closing that may thereafter be made for such damage or destruction. Further, if Purchaser elects to acquire the Property, the Purchase Price shall be reduced by the amount of Seller's insurance deductible. The provisions of this Paragraph 4.4 supersede the provisions of any applicable laws with respect to the subject matter of this Paragraph 4.4.

ARTICLE 5:  CONDITIONS PRECEDENT

5.1           Purchaser’s Conditions.  Notwithstanding anything in this Agreement to the contrary, Purchaser’s obligation to close and purchase the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

(a)           Seller shall have performed all of Seller’s obligations under this Agreement

(b)           All of Seller’s representations and warranties shall be true and correct as stated herein on the date of Closing;

(c)           No lawsuit, appeal or other action shall have been filed by any party, directly or indirectly, involving the Property, including without limitation, any such lawsuit, appeal or other action for the purpose of challenging, contesting or seeking to prohibit, restrain, enjoin or delay any change in zoning or restrictive covenants required to permit the operation of the Property for Purchaser's intended use;

(d)           There shall exist no moratorium or other action or directive by any governmental authority which would prohibit, restrain, enjoin or delay the Purchaser’s intended use of the Property;

(e)           Purchaser shall obtain the approval of Lender to assume the Loan; and

(f)           Prior to the expiration of the Due Diligence Period, Seller shall have provided to Purchaser estoppel certificates from NP Cotton Exchange, L.P., Star-Telegram Operating, Ltd., The Fort Worth Club, Inc., and Burnett Plaza Associates, substantially in the form attached hereto as Exhibit G. These are all the tenants that have written contracts, which are not terminable upon thirty (30) days’ prior written notice by Seller.

5.2           Parking Management.  Purchaser’s intent upon Closing is to lease the Property to a third party parking company. As a material inducement for Seller to enter into this transaction, Purchaser   grants to LAZ Parking, an affiliate of Seller, the right to match any lease that Purchaser is willing to accept for the Property. Upon receipt by Purchaser of any such lease from a third party, which Purchaser intends to accept, Purchaser shall submit such lease (with the name and contact information for the tenant deleted) to LAZ Parking. LAZ Parking shall have five (5) days within which to review the proposed lease from the third party and to submit to Purchaser a lease on behalf of LAZ Parking on the same or better terms. In the event that LAZ Parking submits a lease to Purchaser which contains the same or better terms than the lease from such third party, then Purchaser agrees that it will enter into such lease with LAZ Parking. In the event that LAZ Parking elects not to match the lease terms and execute the lease or in the event that the lease submitted by LAZ Parking is not upon equal or better terms than the third party lease, then Purchaser shall be released from the obligation set forth in this Section 5.2. In the event that Purchaser does not enter into a lease for the property with a third party parking company, or with LAZ Parking, Purchaser hereby agrees to retain the parking management services of LAZ Parking with respect to the Property after Closing for a minimum period of one (1) year, and shall enter into a parking management agreement (the “Parking Management Agreement”) in the form attached hereto as Exhibit H.

5.3           Failure or Waiver of Conditions Precedent.  In the event any of the conditions set forth in Paragraph 5.1 are not fulfilled or waived as of Closing or the period otherwise specified herein, Purchaser may, by written notice to Seller, terminate this Agreement, whereupon all rights and obligations hereunder of each party shall be at an end except those that expressly survive any termination.  Purchaser may, at its election, at any time on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Paragraph 5.1 above.  In the event this Agreement is terminated as a result of any condition set forth in Paragraph 5.1, Purchaser shall be entitled to a refund of the Earnest Money less the Independent Consideration.  In any event, Purchaser’s consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions, and any liability on the part of Seller for breaches of representations, warranties and covenants, to the extent the same survive the Closing, but only to the extent that Purchaser had actual knowledge as of the Closing.

ARTICLE 6:  CLOSING

6.1           Closing.  The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date through the Escrow Agent.

6.2           Seller’s Deliveries in Escrow.  On or before the Closing Date (as the same may be extended as provided herein), Seller shall deliver in escrow to the Escrow Agent the following:

(a)           Deed.  Special Warranty Deed, in the form attached hereto as Exhibit D, duly executed and acknowledged by Seller, dated as of the Closing, conveying good and marketable title to the Property to Purchaser, subject only to the Permitted Exceptions (“Deed”);

(b)           Assignment.  An assignment to Purchaser of all Permits owned or held by Seller in connection with the Land and Improvements, to the extent that those Permits are assignable, in the form attached hereto as Exhibit E;

(c)           State Law Disclosures.  Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

(d)           FIRPTA.  Foreign Investment in Real Property Tax Act affidavit executed by Seller;

(e)           Bill of Sale.  A bill of sale for the Personal Property, in the form attached hereto as Exhibit F;

(f)           Assignment of Personal Property. The assignment and assumption of the Personal Property, not covered in the Bill of Sale, which assignment shall include an indemnity agreement whereby Seller does indemnify, hold harmless and defend Purchaser from and against any and all claims, suits, causes of action, costs, indebtedness, obligations or other liabilities arising from any service agreements which arise prior to the Closing, and Purchaser indemnifies Seller from and against any and all claims, causes of action, costs, indebtedness, obligations or other liabilities which arise on or after Closing;

(g)           Assignment and Assumption of Loan.  The assignment and assumption of the Loan and a release of the Seller and any Seller-related entities or persons from any indemnity and guaranty agreements;

(h)           Assignment and Assumption of Leases. The assignment and assumption of the Leases, in a form reasonably acceptable to Purchaser;

(i)           Parking Management Agreement.  Seller shall cause LAZ Parking to deliver to the Escrow Agent the Parking Management Agreement in the form attached hereto as Exhibit H, or the lease; if and as applicable;

(j)           Estoppel Certificates.  The estoppel certificates addressed in Section 5.1(f) in the form attached hereto as Exhibit G;

(k)           Reaffirmation of Representations and Warranties. A written statement as of the Closing Date reaffirming that all of the warranties and representations of Seller made in this Agreement are true, correct and complete;

(l)           Authority. Evidence of Seller's authority including, without limitation, good standing certificates in form and content satisfactory to Purchaser and Purchaser's title insurer;

(m)           Release of Liens. Payment of any and all outstanding liens, mortgages, security interests or other encumbrances securing the payment of any indebtedness affecting the Property other than the Loan; and

(n)           Additional Documents.  Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.3           Purchaser’s Deliveries in Escrow.  On or before the Closing Date, Purchaser shall deliver in escrow to the Closing Attorney the following:

(a)           Purchase Price.  The Purchase Price, less the Earnest Money and the principal balance of the Loan and any accrued but unpaid interest up to the Closing Date, but with a credit for any reserves retained by Lender, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Closing Attorney’s escrow account;

(b)           State Law Disclosures.  Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

(c)            The Parking Management Agreement.  The Parking Management Agreement in the form attached hereto as Exhibit H, or the lease; if and as applicable;

(d)           Assignment and Assumption of Leases.  The Assignment and Assumption of the existing Leases; and

(e)           Additional Documents.  Any additional documents that Closing Attorney or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.4           Closing Statement.  At the Closing, Seller and Purchaser shall deposit with the Escrow Agent an executed closing statement consistent with this Agreement in the form required by the Escrow Agent.

6.5           Possession.  Seller shall deliver possession of the Property to Purchaser at the Closing.

6.6           Closing Costs.  At Closing, Seller and Purchaser shall pay the costs of closing the transaction contemplated hereby as provided on Schedule 1 attached hereto.  Each party shall pay its own attorneys’ fees.

ARTICLE 7:  PRORATIONS

Prorations and adjustments with respect to the Property shall be made as of the Closing Date as set forth in this Article 7.

7.1           Prorations.  All state, county and municipal real estate taxes, utilities, and other assessments (if any) for the Property for the year of Closing shall be prorated as of the date of Closing (i.e. with all income and expenses related to the Property on the Closing Date going to the Seller) and shall be adjusted in cash at Closing. If Closing shall occur before the tax rate is fixed for the then current year, proration of taxes shall be upon the basis of the tax rate for the immediately preceding year and the same shall be adjusted when the rate for the year of Closing is fixed by appropriate payments after Closing. All agreements between Seller and Purchaser set forth in this Agreement relating to the proration and payment of taxes on the Property shall survive the Closing and shall not merge therein.  If final prorations cannot be made at Closing for any item being prorated under this Paragraph 7.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliations have been completed, with final adjustment to be made as soon as reasonably possible after the Closing but no later than 120 days after the Closing.  Payments in connection with the final adjustment shall be due within 10 days of written notice.  Seller and Purchaser shall have reasonable access to, and the right to inspect and audit, the other’s books to confirm the final prorations. In the event that there is any land other than the Property included within the tax parcels of which the Property is a part, then (i) Purchaser shall only be responsible for its prorata share of the taxes contained within the tax parcels of which the Property is a part (as determined by dividing the number of acres contained in the Property by the total number of acres contained within the tax parcels of which the Property is a part) and the proration of taxes made between the parties at Closing shall be calculated on such basis, and (ii) Seller shall be required to deposit with Escrow Agent at Closing the amount of all taxes attributable to any land other than the Property included within the tax parcels of which the Property is a part, and (iii) Escrow Agent shall pay such taxes when due. In the event the Property cannot be separated into separate tax parcels at Closing, Seller shall pay at Closing all ad valorem taxes for tax years preceding the Closing Date.

7.2           Utilities and other Expenses.  Purchaser shall be responsible for making any deposits required with utility companies. Utilities, including but not limited to water, sewer, gas, electricity, trash removal and fire protection service, shall be terminated as of the date of Closing and Seller shall be responsible for the payment of any and all amounts due with respect to such utilities and Purchaser shall not be liable therefor.  All other expenses relating to the Property up to the Closing Date and all periods prior thereto including those required by any contract or agreement for any services to the Property and those incurred or ordered by Seller or Seller's agents, including but not limited to cost of maintenance, insurance and administrative expenses, shall be paid for by Seller and Purchaser shall not be liable therefor. Purchaser shall not be responsible for payment of any part of any fee due to Seller’s managing agent, if any, nor for payment of any service, maintenance or supply agreement not expressly assumed by Purchaser, nor for payment for any personal property, supplies, fixtures or equipment ordered prior to Closing by Seller or Seller’s agents and Seller shall hold harmless and indemnify Purchaser from and against payment of all such amounts.

7.3           Leases.  Purchaser and Seller shall prorate rent and other income and expenses under the Leases as of Closing, with the day of Closing going to the Seller. Purchaser shall receive a credit for any security deposits under any of the Leases.

7.4           Survival.  The provisions of this Article 7 shall survive the Closing for twelve (12) months.

ARTICLE 8:  REPRESENTATIONS AND WARRANTIES

8.1           Seller’s Representations and Warranties.  As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

(a)           Organization and Authority.  Seller has been duly organized and is validly existing as a Delaware limited partnership, in good standing in the State of Delaware and is qualified to do business in the state in which the Property is located.  Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby.  This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

(b)           Conflicts and Pending Action.  There is no agreement to which Seller is a party or, to the best of Seller’s knowledge binding on Seller which is in conflict with this Agreement.  Execution and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any breach or violation of any of the terms or the provisions of or constitute a default under, any indenture, deeds of trust, mortgage, note, or other agreement or instrument by which Seller is or will be bound. To the best of Seller’s  knowledge, there is no action or proceeding pending or threatened in writing against Seller or the Property, including condemnation proceedings or similar proceedings or special assessments (inclusive of assessments for street widening, repair or improvement).

(c)           Seller has and will convey to Purchaser at Closing, good and marketable title to the Property, free from all liens and encumbrances, and otherwise subject only to the Permitted Exceptions.

(d)           There are no parties in possession of any portion of the Property as lessees, tenants at sufferance or trespassers, except under the Leases.

(e)           To the best of Seller’s knowledge, and except as otherwise disclosed to Purchaser in writing, Seller has no knowledge of threatened and has not been served with respect to any pending action, suits, arbitration, claims or proceedings at law, in equity or otherwise, affecting Seller or all or any portion of the Property or in which Seller is a party by reason of Seller’s ownership of the Property, including but not limited to, judicial, municipal or administrative proceedings in eminent domain, noticed alleged building code violations, health and safety violations, federal, state or local agency action regarding environmental matters, federal environmental protection agency or zoning violations, personal injuries or property damages alleged to have occurred at the Property or by reason of the condition or use of or construction on the Property. Seller shall immediately provide Purchaser a copy of any notice received regarding any such litigation or proceeding received after the Date of this Agreement.

(f)           There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or, to the best of Seller's knowledge, threatened against Seller or the Property. Seller is not presently the subject of any bankruptcy, insolvency or probate proceedings and Seller does not anticipate nor intend to file or cause to be filed any bankruptcy or insolvency proceeding involving Seller or Seller's assets during the pendency of this Agreement.

(g)           Seller has not utilized the Property as a land fill or dump site, or for the production or disposal of hazardous substances or environmental contaminants. Exhibit C attached hereto includes a list of environmental reports (the “List of Environmental Reports”), that Seller has in its possession with regard to the Property (collectively, the “Environmental Reports”).  Seller has heretofore either furnished to Purchaser or made available to Purchaser for inspection complete copies of the Environmental Reports.  Except as disclosed in the Environmental Reports, Seller has not received any written notice from any governmental entity or other person that the Property are not in compliance with any Environmental Laws or that Seller has any liability with respect thereto.  Seller has no actual knowledge of any liens arising under or pursuant to any Environmental Laws on the Property.  To Seller's knowledge, except as set forth in the Environmental Reports, there are no underground tanks for Hazardous Materials, active or abandoned, at the Property and no Hazardous Materials are present or have been released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under the Property.  To Seller's knowledge, neither Seller nor the Property is in violation of any Environmental Laws and except as disclosed in the Environment Reports there is no asbestos, PCB's or lead paint on the Property or any part thereof.  For purposes of this Agreement, "Environmental Laws" shall mean the Resource Conservation and Recovery Act (42 U.S. Sec. 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S. Sec. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act (49 U.S. Sec. 1801 et seq.); the Toxic Substance Control Act (15 U.S. Sec. 2601 et seq.; the Clean Air Act (42 U.S. Sec. 9402 et seq.); the Clean Water Act (33 U.S. Sec. 1251 et seq.); the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S. Sec. 136 et seq.); the Occupational Safety and Health Act (29 U.S. Sec. 651 et seq.); and all other applicable federal, state and local environmental laws (including, without limitation, obligations under the common law), ordinances, orders, rules and regulations, as any of the foregoing may have been amended, supplemented or supplanted prior to the Closing, relating to regulation or control of hazardous, toxic or dangerous substances, materials or wastes (collectively, "Hazardous Materials"), or their handling, storage or disposal or to environmental health and safety.

(h)           Seller has not received any notice:

(i)           from any federal, state, county or municipal authority alleging any fire, health, safety, building, pollution, environmental, zoning or other violation of law in respect of the Property or any part thereof, which has not been entirely corrected;

(ii)           any proposed plan to widen , modify, or realign any street or highway adjacent to or related to the Real Estate; any matters or circumstances which would require improvements or alterations or impose limitations or restrictions on the Property, (e.g. as a result of or in connection with drainage and/or flood hazard or flood control conditions on or otherwise affecting the Property); any proceedings which could or would cause the change, redefinition or other modification of the zoning classifications, or of any building or environmental code requirements applicable to the Property, or to Seller’s actual knowledge, any property adjacent to the Property; any planned public improvements which would result in a special assessment or similar lien upon the Property; or any threatened condemnation or eminent domain proceedings;

(iii)           from any insurance company or bonding company of any defects or inadequacies in the Property or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges therefor or of any termination or threatened termination of any policy of insurance or bond; or

(iv)           concerning any change in the zoning classification of the Property or any part thereof.

(v)           from any person that the Property contains any condition which such notice or complaint alleges to be unsafe, negligently maintained (with an exception for “slip and fall” accidents for which Seller will indemnify Purchaser from) or violates any governmental order, regulation, statute or ordinance dealing with the construction, operation, health, safety and/or maintenance of same, including without limitation the Americans with Disabilities Act.  In the event that a claim is brought against the Seller, Purchaser or the Property relating to an incident which arises prior to the Closing, then Seller shall indemnify, defend, and hold harmless Purchaser and Purchaser’s partners and their respective shareholders, directors, officers, affiliates, tenants, agents, contractors, employees, successors and assigns from and against any and all losses, costs, damages, claims, or liabilities resulting therefrom.  This indemnity shall survive.

If any such notice is received prior to the date of Closing, Seller shall promptly notify Purchaser thereof.

(i)           To the best of Seller’s knowledge, Seller is not prohibited from consummating the transactions contemplated in this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment. To the best of Seller’s knowledge, no approval, consent, order or authorization of, or designation, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the consummation by Seller of the transaction herein described.

(j)           Seller has not entered into any outstanding contracts or options to purchase the Property or any portion thereof in favor of any third party.

(k)           The Leases provided to Purchaser are true, correct and complete copies thereof and such Leases are in full force and effect and that from the date hereof, no existing leases with Tenants on the Property will be modified, amended, terminated or renewed and, as long as Purchaser is not then in default hereunder, no new lease will be executed without the prior written consent of Purchaser (except for leases that may be terminated upon thirty (30) days’ prior written notice by Seller) and that there are no tenant finish work items or expenses or leasing commissions outstanding, unpaid or earned but not yet invoiced as of the Effective Date. That no Tenants are entitled to any concessions, rebates, allowance or free rent for any period after the Closing Date.

(l)           Seller has not received any notice of default, termination, failure to perform, or dispute from either lessor or any lessee under the Leases that has not been cured and Seller has no actual knowledge of any dispute or any existing and uncured default, any claim of any default, or any existing circumstances which with the passage of time or the giving of notice, or both, would give rise to a default, by either the Seller or by either lessor or any lessee under the Leases.

(m)           Except as otherwise disclosed to Purchaser in writing, Seller has not received written notice of any unsatisfied mechanics’ lien or materialmen’s lien rights arising out of any work expressly requested by Seller or performed by or at the express direction of Seller.

(n)           Patriot Act Compliance.  Seller (a) is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation; (b) is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering; (c) none of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by Law or that the Transaction or this Agreement is or will be in violation of Law; and (d) Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

(o)           The financial and other operating statements provided to Purchaser are true, correct and complete copies thereof and provide a true and accurate statement of income and expenses in all material respects related to the Property.

(p)           That all information provided under this Agreement is complete, true and accurate in all material respects. That no tests of any kind or nature whatsoever have been performed at, on or of the Property for which Seller has not provided copies of the results to Purchaser.

(q)           That no federal, state or local taxing authority has asserted any tax deficiency, lien or assessment against the Property which has not been paid or the payment for which adequate provision has not been made, to Purchaser’s satisfaction. There are no impositions or special assessments which currently encumber the Property or any portion thereof or any interest therein, other than impositions or special assessments disclosed in writing to Purchaser which are not yet due or payable.

(r)           To the best of Seller’s knowledge:(i) the equipment and systems serving the Property are in good working order and free from material defects; and (ii)  all utilities required for the normal operation of the Property are installed to the Property, are connected with valid permits, and are adequate to service the Property.

(s)           That Seller agrees to keep Purchaser apprised of any relevant developments respecting the Property which arise prior to the Closing. In connection therewith, Seller shall deliver to Purchaser copies of all relevant documentation which becomes available to Seller respecting these developments within five (5) days of Seller’s receipt of same.

(t)           That from the Effective Date to the Closing Date, Seller shall own and remain in possession of the Property, conduct business involving the Property in the ordinary course consistent with its prior operations of the Property, and during said period will: (i) keep in effect policies of public liability and hazard and extended coverage insurance insuring the Property under the same or greater limits of liability now existing; and (ii) keep current and free from default all mortgages, land contracts or other financing obligations relating to the Property, and provide Purchaser with copies of all mortgages, deeds or trust and other documentation evidencing all such encumbrances on the Property.

(u)           “Seller’s Actual Knowledge” and “Seller’s Knowledge” as used in this Agreement means the current actual knowledge of Larry J. Stubbs, who Seller represents and warrants is the person most knowledgeable concerning the Property.

8.2           Purchaser’s Representations and Warranties.  As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

(a)           Organization and Authority.  Purchaser has been, or will be as of the Closing, a duly organized and is validly existing as a limited liability corporation, in good standing in the State of Nevada.  Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and, to consummate the transactions contemplated hereby.  This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

(b)           Conflicts and Pending Action.  There are no agreements to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which are in conflict with this Agreement.  There is no action or proceeding pending or, to the best of Purchaser’s knowledge, threatened in writing against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

(c)           Patriot Act Compliance.  Purchaser (a) is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation; (b) is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering; (c) none of the funds of Purchaser have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Purchaser is prohibited by Law or that the Transaction or this Agreement is or will be in violation of Law; and (d) Purchaser has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

ARTICLE 9:  DEFAULT AND DAMAGES

9.1           Default by Purchaser.  If Purchaser shall default in its obligation to purchase the Property pursuant to this Agreement and all conditions precedent and contingencies to Purchaser's obligations are satisfied or any representation or warranty of Purchaser is not true, or in the event Purchaser fails to perform any obligation of Purchaser under this Agreement, and such default shall remain uncured for a period of five (5) business days following receipt of written notice thereof from Seller to Purchaser, Purchaser agrees that Seller shall, as its sole and exclusive remedy, have the right to terminate this Agreement (in which case Purchaser shall have no further rights or interests in the Property) and to have the Escrow Agent deliver the Earnest Money to Seller as liquidated damages to recompense Seller for time spent, labor and services performed, and the loss of its bargain, and except for Purchaser’s obligation to indemnify Seller pursuant to Section 2.3 of this Agreement, Seller hereby waives and releases any right to and covenants that Seller shall not sue Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money.  Purchaser and Seller agree that it would be impracticable or extremely difficult to affix damages if Purchaser so defaults and that the Earnest Money, together with the interest thereon, represents a reasonable estimate of Seller’s damages. In no event shall Purchaser be liable to Seller for any direct or indirect punitive, speculative or consequential damages.

9.2           Default by Seller.  In the event Seller defaults under this Agreement, or any representation or warranty of Seller is not true, or in the event Seller fails to perform any obligation of Seller under this Agreement, and such default shall remain uncured for a period of five (5) business days following receipt of written notice thereof from Purchaser to Seller, then Purchaser shall elect as its exclusive remedy to either: (i)  terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser; or (ii) seek to enforce specific performance of Seller's obligations hereunder. In no event shall Seller be liable to Purchaser for any punitive or consequential damages.  This Agreement confers no present right, title or interest in the Property to Purchaser and Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the filing of a lawsuit or other legal proceeding.

9.3           Limitations.

(a)           Limitation Period.  The representations and warranties of Seller and/or Purchaser, and any covenants and indemnities of Seller and/or Purchaser which expressly survive the Closing, contained in this Agreement and in any document executed by Seller pursuant to this Agreement shall survive Purchaser’s purchase of the Property for a period up to December 31, 2015.  The Limitation Period referred to herein shall apply to known as well as unknown breaches of such covenants, indemnities, warranties or representations.  Purchaser’s waiver and release set forth in Paragraph 2.4 shall apply fully to liabilities under such covenants, indemnitees, representations and warranties and is hereby incorporated by this reference.  Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller.  The limitation as to Seller’s liability in this Paragraph 9.3(a) does not apply to Seller’s liability with respect to prorations and adjustments under Article 7.

ARTICLE 10:  EARNEST MONEY PROVISIONS

10.1           Investment and Use of Funds.  The Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Purchaser and Seller and the interest thereon shall be added to and become a part of the Earnest Money, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made.  If the Closing under this Agreement occurs, the Escrow Agent shall apply the Earnest Money to the Purchase Price on the Closing Date.

10.2           Termination.  Except as otherwise expressly provided herein, upon not less than 5 business days’ prior written notice to the Escrow Agent and the other party, Escrow Agent shall deliver the Earnest Money to the party requesting the same; provided, however, that if the other party shall, within said 5 business day period, deliver to the requesting party and the Escrow Agent a written notice that the other party disputes the claim to the Earnest Money, Escrow Agent shall retain the Earnest Money until Escrow Agent receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.  Notwithstanding any provision in this Agreement to the contrary, if Purchaser exercises its right to terminate this Agreement for any reason during the Due Diligence Period, Escrow Agent shall deliver the Earnest Money to Purchaser regardless of whether Seller disputes Purchaser's claim to the Earnest Money and Seller and Purchaser hereby agree to indemnify and hold Escrow Agent harmless in connection with such disbursement.

10.3           Interpleader.  Seller and Purchaser mutually agree that, except as otherwise provided in Paragraph 10.2 above, in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money’s disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent’s option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys’ fees.  Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.

10.4           Liability of Escrow Agent.  The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for Escrow Agent’s negligent acts or intentional misconduct and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties.  Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence or intentional misconduct on the part of the Escrow Agent.

ARTICLE 11:  MISCELLANEOUS

11.1           Parties Bound.  Purchaser may assign this Agreement to any entity owned and/or controlled in whole or in part by Purchaser without the prior written consent of Seller. If such an assignment is made, the sale made pursuant to this Agreement shall be consummated in the name of such assignee, which shall succeed to all of the rights, obligations and liabilities of Purchaser hereunder, and Purchaser shall be released and relieved of all obligation and liability hereunder; provided that any Earnest Money deposited by Purchaser shall not be returned to Purchaser due to any such assignment, but Purchaser’s rights, if any, to such Earnest Money may be assigned by Purchaser to such assignee.   Except as otherwise provided in this Section 11.1, Purchaser must obtain Seller’s prior consent for any other assignment.  This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

11.2           Headings.  The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

11.3           Invalidity and Waiver.  If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

11.4           Governing Law.  This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located.

11.5           No Third Party Beneficiary.  This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

11.6           Entirety and Amendments.  This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property except for any confidentiality agreement binding on Purchaser, which shall not be superseded by this Agreement.  This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

11.7           Time of the Essence.  Time is of the essence in the performance of this Agreement.

11.8           Attorneys’ Fees.  Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including attorneys’ fees, expended or incurred in connection therewith.

11.9           Notices.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1.  Any such notices shall be either by (a)  by overnight courier, in which case notice shall be deemed delivered upon written confirmation of receipt by the intended recipient (and/or his office), (b) sent by personal delivery, in which case notice shall be deemed delivered upon receipt by the intended recipient (and/or his office), or (c) transmitted by electronic transmission during normal business hours with a confirmation hard copy sent within one (1) business day by any of the foregoing means, in which case notice shall be deemed delivered upon the earlier of receipt of the electronic transmission by the addressee or the date of deemed receipt of the confirmation hard copy sent as set forth above.  A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.  Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

11.10           Construction.  The parties acknowledge that the parties and/or their counsel have reviewed and revised this Agreement and that the normal rule of construction — to the effect that any ambiguities are to be resolved against the drafting party — shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.11           Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.  The last day of any period of time described herein shall be deemed to end at 5:00 p.m., Pacific Time.

11.12           Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.  To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or electronic transmission counterparts of the Agreement.

11.13           Non-Disclosure of Purchase Price.  Neither party will disclose the amount of the purchase price to any third party except as required by law or ordinance of any governmental body having jurisdiction; provided, however, that the parties may disclose the purchase price to third parties involved with the financing and/or determining the feasibility of the Purchaser’s acquisition of the Property.

11.14           Merger.  Except as otherwise expressly provided in this Agreement, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive the Closing.

11.15           WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.16           Tax Exchange-Purchaser.  Purchaser may consummate the purchase of the property as part of a so-called like kind exchange (“Purchaser Exchange”) pursuant to Sec.1031 of the Internal Revenue Code of 1986, as amended ("Code"), provided that: (i) the Closing shall not be delayed or affected by reason of the Purchaser Exchange nor shall the consummation or accomplishment of the Purchaser Exchange be a condition precedent or condition subsequent to Purchaser’s obligations under this Agreement; and (ii) Purchaser shall effect the Purchaser Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary, and Seller shall not be required to take an assignment of a purchase agreement for the exchange property or be required to acquire or hold title to any real property for purposes of consummating the Purchaser Exchange. Seller shall cooperate with Purchaser in effectuating the exchange, but Seller shall not by this Agreement or acquiescence to the Purchaser Exchange (1) have its rights under this Agreement affected or diminished in any manner; (2) be responsible for compliance with or be deemed to have warranted to Purchaser that the Purchaser Exchange in fact complies with Sec.1031 of the Code; or (3) be responsible for any costs or expenses associated with the Purchaser Exchange.  Tax Exchange-Seller.  Seller may consummate the purchase of the property as part of a so-called like kind exchange (“Seller Exchange”) pursuant to the Code, provided that: (i) the Closing shall not be delayed or affected by reason of the Seller Exchange nor shall the consummation or accomplishment of the Seller Exchange be a condition precedent or condition subsequent to Seller’s obligations under this Agreement; and (ii) Seller shall effect the Seller Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary, and Purchaser shall not be required to take an assignment of a purchase agreement for the exchange property or be required to acquire or hold title to any real property for purposes of consummating the Seller Exchange. Purchaser shall cooperate with Seller in effectuating the exchange, but Purchaser shall not by this Agreement or acquiescence to the Seller Exchange (1) have its rights under this Agreement affected or diminished in any manner; (2) be responsible for compliance with or be deemed to have warranted to Seller that the Seller Exchange in fact complies with Sec.1031 of the Code; or (3) be responsible for any costs or expenses associated with the Seller Exchange.

11.17           Brokerage Issues.

(a)           Generally.  Except as provided in subsection (2) below, Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions.  In the event of a claim for broker’s or finder’s fee or commissions in connection herewith, then Seller shall indemnify, protect, defend and hold Purchaser harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Purchaser shall indemnify, protect, defend and hold Seller harmless from and against the same, if it shall be based upon any statement or agreement alleged to have been made by Purchaser.  This Paragraph 11.17 shall survive the Closing Date.

(b)           Broker’s Commission.  JNL Parking (“Purchaser’s Broker”) has been engaged in connection with the transaction contemplated by this Agreement, and without limitation on the foregoing provisions of this Paragraph, if and only if the transaction contemplated hereby shall close in accordance with the terms of this Agreement, Seller shall pay Purchaser’s Broker a commission of one and one-half percent (1.5%) of the final purchase price (the “Commission”).

11.18           Limitation of Liability.

(a)           No constituent partner or member in, or agent of Seller, nor any present or future partner, member, manager, trustee, beneficiary, director, officer, shareholder, employee, advisor, affiliate or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in Seller or any affiliate of Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s interest in the Property and the sales proceeds therefrom for the payment of any claim or for any performance, and Purchaser on behalf of itself and its successors and assigns hereby waives any and all such personal liability.  For purposes of this Paragraph (a), no negative capital account or any contribution or payment obligation of any partner or member in Seller shall constitute an asset of Seller.  The limitations of liability contained in this Paragraph shall survive the termination of this Agreement or the Closing Date, as applicable, and are in addition to, and not in limitation of, any limitation on liability applicable to Seller provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument.

(b)           No constituent partner or member in, or agent of Purchaser, nor any present or future partner, member, manager, trustee, beneficiary, director, officer, shareholder, employee, advisor, affiliate or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in Purchaser or any affiliate of Purchaser shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made and entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Purchaser’s assets (including, without limitation, Purchaser’s interest in the Property and proceeds from any sale of the Property by Purchaser) for the payment of any claim or for any performance, and Seller on behalf of itself and its successors and assigns hereby waives any and all such personal liability.  For purposes of this Paragraph 11.18(b), no negative capital account or any contribution or payment obligation of any partner or member in Purchaser shall constitute an asset of Purchaser.  The limitations of liability contained in this Paragraph shall survive the termination of this Agreement or the Closing Date, as applicable, and are in addition to, and not in limitation of, any limitation on liability applicable to Purchaser provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument.

[Signature Page Follows]

SIGNATURE PAGE TO

PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

SELLER:

LAZ/LA VI THE L.P., a Delaware limited partnership

By:	LAZ/LA VI THE GP, LLC, a Delaware limited liability company, its General Partner

By:	LAZ/LA VI, LLC, a Delaware limited liability company, its sole member

By:	LAZ Parking Realty Investors, LLC, a Connecticut	limited liability company, its manager

Date: _______________	By: ________________________________
Name: Larry J. Stubbs
Title: Authorized Signatory

PURCHASER:

MVP FORT WORTH TAYLOR, LLC.

By:
Name: _________________________
Date:                                Title:  _________________________

JOINDER OF ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of Article 10 hereof.

First American Title Company

By:
Name: ____________________________________________
Date:                                Title:

“Escrow Agent”

RECEIPT OF PURCHASE AND SALE AGREEMENT ACKNOWLEDGMENT

Escrow Agent acknowledges receipt of a fully executed Purchase and Sale Agreement on this ____ day of ___________, 2014.

First American Title Company

By:
Print Name: _________________________________
Title:

RECEIPT OF EARNEST MONEY DEPOSIT ACKNOWLEDGMENT

Escrow Agent acknowledges receipt of the Earnest Money Deposit in the amount of $________ on this ____ day of ____________________, 2014.

First American Title Company

By:
Print Name: _________________________________
Title:

SCHEDULES

1                      Closing Costs

EXHIBITS

A	The Real Property

B	Personal Property

C	Property Information

D	Limited Warranty Deed

E	Form of Assignment to Purchaser

F	Bill of Sale

G	Tenant Estoppel Certificate

G	Parking Management Agreement

SCHEDULE 1

Closing Costs

Item:	Responsible Party:
Standard Owner’s Title Insurance Policy	Seller
Extended Coverage Premium and Endorsements to Owner’s Policy	Purchaser
Lender Policy and endorsements	Purchaser
Documentary Fees/Transfer Taxes	Seller
Update to Seller’s Survey	Purchaser
Recording Fees	Purchaser
Escrow Fees	Split 50:50 between Seller and Purchaser

EXHIBIT A

The Real Property

Tract 2:

All of Lot 4R in Block 3 of HIRSHFIELD ADDITION, to the City of Fort Worth, Tarrant County, Texas according to the replat thereof recorded in Cabinet B, Slide 2503 of the Plat Records of Tarrant County, Texas; embracing all of the 21,487 square feet tract described in the deed to 813 Company, Ltd., recorded in Volume 16020 at Page 48 of the Deed of Records of Tarrant County, Texas and described by metes and bounds as follows:

Beginning at the northwest corner of said Lot 4R, and the northeast corner of the 1,008 square feet tract described in the deed to 813 Company, Ltd., recorded in Volume 16020 at Page 48 of the said Deed Records, from which a Y cut in concrete found bears west 5 feet and north 10-13/100 feet, and a lead plug with tack set bears west 10 feet.

Thence east, along the north line of said Lot 4R, 100 feet to the northeast corner of said Lot 4R, for the west line of an 18’ wide alley, from which a lead plug with tack set bears east 8-50/100 feet.

Thence south, along the east line of said Lot 4R, and the west line of said 18’ wide alley, 214-87/100 feet to the southeast corner of said Lot 4R, from which a lead plug with tack set bears east 8-50/100 feet.

Thence west, along the south line of said Lot 4R, 100 feet to the southwest corner of said Lot 4R, for the east line of Lamar Street, from which a lead plug with tack set bears west 5 feet.

Thence north, along the west line of said Lot 4R, for the east line of said Lamar Street, 214-87/100 feet to the place of beginning and containing 21,487 square feet.

Tract 3:

Overhead passageway over a portion of the 18’ wide alley in Block 3 of HIRSHFIELD ADDITION, to the City of Fort Worth, Tarrant County, Texas and described by metes and bounds as follows:

Commencing at the northwest corner of Lot 4R in Block 3 of HIRSHFIELD ADDITION, to the City of Fort Worth, Tarrant County, Texas according to the replat thereof recorded in Cabinet B, Slide 2503 of the Plat Records of Tarrant County, Texas from which a Y cut in concrete found bears west 5 feet and north 10-13/100 feet, and a lead plug with tack set bears west 10 feet, and then run along the north line of said Lot 4R, east 100 feet to the northeast corner of said Lot 4R, from which a lead plug with tack set bears east 8-50/100 feet, and south along the east line of said Lot 4R, 54-46/100 feet to the intersection of the north wall of an overhead passageway for the northwest and beginning corner of tract being described.

EXHIBIT A

The Real Property

(Continued)

Thence north 89 degrees- 58 minutes- 10 seconds east, along the line of the said overhead wall 18-00/100 feet to the east line of said 18’ wide alley.

Thence south, along the east line of said 18’ wide alley, 58-92/100 feet to the intersection of the south wall of said overhead passageway.

Thence north 89 degrees- 32 minutes- 18 seconds west, along the said south wall of overhead passageway, 18-00/100 feet to the east line of said Lot 4R, and the west line of said 18’ wide alley.

Thence north, along the said east line of Lot 4R, and the west line of said 18’ wide alley, 58-77/100 feet to the place of beginning and containing 1,059 square feet.

Tract 4:

All of Lots 1, 2, 3, and 4 in Block 6, and all of Lot 1 and a portion Lot 2 in Block 3 of HIRSHFIELD ADDITION, to the City of Fort Worth, Tarrant County, Texas, embracing all of 0-393/1000 of an acre tract described in the deed to 813 Company, Ltd., recorded in Volume 12832 Page 16 of the Deed Records of Tarrant County, Texas and all of Lot 3 in Block 6 as described in Volume 12832 Page 14 of the said Deed Records, and all of the 0-1603/10000 of an acre tract described in the deed to 813 Company, Ltd., recorded in Volume 12627 Page 855 of the said Deed Records, and described by metes and bounds as follows:

Beginning at a lead plug with tack recovered for the northwest corner of said Lot 1, and for the south line of West Seventh Street.

Thence north 59 degrees- 16 minutes- 23 seconds east, along the north line of said Lot 1, for the south line of said West Seventh Street, 75-00/100 feet to a lead plug with tack set for the northeast corner of said Lot 1, for the south line of said West Seventh Street, and for the west line of Taylor Street, from which a lead plug with tack recovered bears north 59 degrees- 16 minutes- 23 seconds east 5-25/100 feet.

Thence south 13 degrees- 02 minutes- 29 seconds east, along the east line of said Lot 1, to and along the east line of said Lot 2, to and along the east line of said Lot 3, to and along the east line of said Lot 4, for the west line of Taylor Street, 206-51/100 feet to the southeast corner of said Lot 4, and for the northeast corner of Block 3 in said HIRSHFIELD ADDITION, from which a lead plug with tack set bears east 5 feet.

EXHIBIT A

The Real Property

(Continued)

Thence south, along the east line of Block 3, for the west line of said Taylor Street, 125-09/100 feet to the northeast corner of Lot 2A in said Block 3, HIRSHFIELD ADDITION, according the to plat thereof recorded in Volume 388-57 at Page 487 of the Plat Records of Tarrant County, Texas.

Thence west, along the north line of said Lot 2A, 100 feet to the northwest corner of said Lot 2A, and the east line of an 18’ wide alley, from which a lead plug with tack set bears west 9-50/100 feet.

Thence north, along a portion of the west line of said Lot 2 in Block 3, to and along the west line of said Lot 1 in Block 3, and along the east line of the said 18’ wide alley, 125-09/100 feet to the northwest corner of said Lot 1 in Block 3, in the south line of said Lot 4 in Block 6.

Thence west, along the said south line of Lot 4 in Block 6, 9-00/100 feet to the southwest corner of said Lot 4 in Block 6.

Thence north 00 degrees- 11 minutes- 13 seconds east, along the west line of said Lot 4 in Block 6, 31-45/100 feet to the northwest corner of said Lot 4 in Block 6, and the southwest corner of said Lot 3 in Block 6.

Then north 00 degrees- 40 minutes- 11 seconds west, along the west line of said Lot 3 in Block 6, 51-34/100 feet to the northwest corner of said Lot 3 in Block 6, and the southwest corner of said Lot 2 in Block 6.

Thence north 01 degrees- 07 minutes- 34 seconds west, along the west line of said Lot 2 in Block 6, to and along the west line of said Lot 1 in Block 6, 80-10/100 feet to the place of beginning and containing 28,706 square feet.

EXHIBIT B

Personal Property

EXHIBIT C

Property Information

Due Diligence Deliverables

1.           ALTA Survey

2.           Phase I Environmental Survey

3.           Property Condition Report and Structural Report(s)

4.           Preliminary Title Report

5.           Copy of any appraisal(s) less than five (5) years old

6.           Copies of real estate tax bills and/or assessments for past three (3) years

7.           Schedule of current and pending litigation affecting the property

8.           Copies of Leases and Amendments thereto

9.           Copies of utility bills for 2012, 2013, and 2014 YTD

10.           Copy of the “As Built” drawings

11.           Tenant correspondence files, if any

12.           Corporation and/or Tenant financials and sales information

        13.    Copies of all historical financial statements for the past three (3) years relating to the Property

14.           Year-end and year-to-date income and expense financial reports for the past three
(3) years

15.           Copies of any service contracts affecting the Property

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

EXHIBIT D

Form of Special Warranty Deed

Upon recording return to
Record and Return to:

_______________________________
_______________________________
_______________________________

SPECIAL WARRANTY DEED

THIS DEED is made as of the ___ day of __________, in the year 2014, between LAZ/LA VI THE, L.P., a Delaware limited partnership (“Grantor”), whose address is c/o LAZ Parking Realty Investors, LLC, Four Copley Place, Suite 4105, Boston, MA 02116, and MVP FORT WORTH TAYLOR, LLC (“Grantee”), whose address is 8880 W. Sunset Boulevard, Las Vegas, Nevada 89148 (the words “Grantor” and “Grantee” to include their respective heirs, successors and assigns where the context requires or permits).

WITNESSETH, that Grantor for and in consideration of: (i) cash; and (ii) Grantee’s assumption to pay, according to its terms, the unpaid principal and earned interest on the Note (the “Note”) dated July 29, 2011, executed by the Grantor and payable to Aviva Life and Annuity Company, in the original principal amount of $13,000,000 and Grantee’s agreement to keep and perform the covenants and obligations of Grantor under the instrument securing the Note as set forth in Exhibit B attached hereto and incorporated in full herein (collectively, the “Consideration”) , in hand paid at and before the sealing and delivery of these presents, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee to wit:

TRACT 2:
Lot 4R, Block 3, HIRSCHFIELD ADDITION to the City of Fort Worth, Tarrant County, Texas, according to plat recorded in Cabinet B, Slide 2503, Deed Records of Tarrant County, Texas, being more particularly described by metes and bounds on Exhibit A attached hereto for all purposes.

TRACT 3:
Overhead Passageway over a portion of an eighteen foot (18’) wide alley in Block 3, HIRSHFIELD ADDITION, an unrecorded Addition to the City of Fort Worth, Tarrant County, Texas, and being more particularly described by metes and bounds on Exhibit A attached hereto for all purposes.

TRACT 4:
A tract of land situated in the City of Fort Worth, Tarrant County, Texas, being all of Lots 1-4, Block 6, HIRSHFIELD ADDITION to the City of Fort Worth, Tarrant County, Texas, according to a plat recorded in Volume 114 at Page 47, Deed Records of Tarrant County, Texas; all of Lot 1, and a portion of Lot 2, Block 3, HIRSHFIELD ADDITION, an unrecorded Addition to the City of Fort Worth, Tarrant County, Texas; and being more particularly described by metes and bounds on Exhibit A attached hereto for all purposes.

Said Tract 2, 3 and 4 including any improvement thereon, are hereinafter referred to as the “Property”.

TO HAVE AND TO HOLD the Property with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of Grantee subject only to:

liens described as part of the Consideration and any other liens described in this deed as being either assumed or subject to which title is taken; all presently recorded and validly existing instruments affecting oil, gas or other minerals on the Property; taxes for 2014, which Grantee assumes and agrees to pay, and subsequent assessments for that and prior years due to change in land usage, ownership, or both, the payment of which Grantee assumes; and without limitation the specific matters described on Exhibit B attached hereto and incorporated in full herein, to the extent that they validly exist and affect the Property.

AND Grantor will warrant and forever defend the right and title to the Property unto Grantee against the claims of those persons claiming by, through or under Grantor, but not otherwise.

IN WITNESS WHEREOF, Grantor has caused this Deed to be executed and delivered under seal by its manager as of the date first written above.

GRANTOR:

LAZ/LA VI THE, L.P., a Delaware limited liability partnership

By:	LAZ/LA VI THE GP, LLC, a Delaware limited liability company, its General Partner

By:	LAZ/LA VI, LLC, a Delaware limited liability company, its Sole Member

By:	LAZ Parking Realty Investors, LLC, a Delaware limited liability company, its Manager

By: ____________________
Name: __________________
Title: ___________________

STATE OF __________________)
) ss.
COUNTY OF ________________)

On this ___ day of __________, 2014, before me, __________________ the undersigned, a Notary Public, personally appeared Larry J. Stubbs, as Authorized Person of LAZ Parking Realty Investors, LLC, and proved to me through satisfactory evidence of identification, which was/were __________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose(s).

_________________________________
Signature of Notary

My commission expires: _____________

[NOTARY SEAL]

GRANTEE:

MVP FORT WORTH TAYLOR, LLC

                                                                           By:  _________________________

STATE OF __________________)
) ss.
COUNTY OF ________________)

This instrument was acknowledged before me on this ___ day of __________, 2014, by __________________, as __________ of MVP Fort Worth Taylor, LLC, a limited liability company, on behalf of said limited liability company.

_________________________________
Signature of Notary

My commission expires: _____________

[NOTARY SEAL]

EXHIBIT A TO LIMITED WARRANTY DEED

Legal Description

EXHIBIT B TO LIMITED WARRANTY DEED

Permitted Exceptions

EXHIBIT C TO LIMITED WARRANTY DEED

Rent Roll

NP Anderson Cotton Exchange

Star-Telegram Operating, Ltd. d/b/a Fort Worth Star Telegram

Fort Worth Club of Fort Worth

Burnett Plaza Associates

EXHIBIT E

Form of Assignment and Assumption Agreement

Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption Agreement”) is made and entered into as of the ___ day of __________, 2014, by and between LAZ/LA VI THE, L.P., a Delaware limited partnership (“Assignor”), and MVP FORT WORTH TAYLOR, LLC (“Assignee”).

RECITALS:

This Assignment and Assumption Agreement is made with reference to the following facts:

A.           Concurrently herewith, Assignor is conveying to Assignee by a good and sufficient Deed all of the Assignor’s right, title, interest and estate in and to certain real property known as 814 Taylor Street and 811 Lamar Street, Fort Worth, Texas (the “Property”).  Pursuant to that certain Purchase and Sale Agreement dated on or about __________, 2014, as amended form time to time, by and between Assignor and Assignee (the “Purchase and Sale Agreement”), Assignor is also transferring to Assignee its interest in those certain lease and sublease agreements pertaining to the Property (the “Leases”) as set forth on Exhibit 1 attached hereto and incorporated herein by this reference.

B.           Assignor desires to assign to Assignee and Assignee desires to accept and assume all of Assignor’s right, title and interest in and to the Leases.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Assignor hereby sells, transfers, assigns and delegates unto Assignee, its successors and assigns, all of Assignor’s right, title, interest, duties and obligations in, to and under the Leases together with any security deposits and other deposits and escrows in the amounts set forth in the Leases, but excluding any and all claims against tenants under the Leases for past due rents or otherwise.

2.           Assignee hereby accepts the assignment of Leases and agrees to assume and perform all covenants and obligations required of Assignor thereunder occurring or accruing from and after the date hereof. Assignee covenants and agrees to indemnify, save, and hold harmless Assignor from and against any and all loss, liability, claims, or causes of action existing in favor of or asserted by the lessees under the leases arising out of or relating to causes of action occurring from and after the date hereof and arising from or related to the leases or the obligations of the lessor thereunder. Assignor hereby agrees to indemnify and hold Assignee harmless from and against losses incurred by Assignee as a result of claims brought against Assignee, as Assignor’s successor in interest to the leases, relating to causes of action arising prior to the date hereof from a breach of the obligations of the lessor under the leases.

3.           Assignor hereby agrees to deliver to Assignee all rents and other amounts due under the Leases paid to Assignor under any of the Leases for the time period on or after the Closing Date.  Assignee hereby agrees to deliver to Assignor all rents and other amounts due under the Leases paid to Assignee under any of the Leases for the time period prior to the Closing Date.  Any rents received after the date hereof shall belong to the party entitled to it and the party receiving such revenue shall transfer such funds within fifteen (15) business days of receipt thereof to the party entitled to receive it.

4.           Assignee hereby acknowledges and confirms receipt of those certain security deposits and escrows, if any, listed on Exhibit 1 attached hereto.

5.           The parties hereto agree to execute such further documents and agreements as may be necessary or appropriate to effectuate the purposes of this Assignment and Assumption Agreement.

6.           This Assignment and Assumption Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

7.           This Assignment and Assumption Agreement may be executed in multiple counterparts, and all such executed counterparts shall constitute the same agreement.  It shall not be necessary that the signatures of all parties be contained on any one counterpart.  It shall be necessary to account for only one such counterpart in proving the existence or terms of this Assignment and Assumption Agreement.

8.           As used in this Assignment and Assumption Agreement, the singular number shall include the plural and the plural shall include the singular, and the use of any gender shall be applicable to all genders, unless the context would clearly not admit such construction.

9.           This Assignment and Assumption Agreement constitutes a contract made under and shall be construed and interpreted in accordance with the laws of the State in which the Property is located.

10.           Capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase and Sale Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:

LAZ/LA VI THE, L.P., a Delaware limited partnership

By:LAZ/LA VI THE GP, LLC, a Delaware limited liability company, its General Partner

By:LAZ/LA VI, LLC, a Delaware limited liability company, its sole member

By:LAZ Parking Realty Investors, LLC, a Connecticut limited liability company, its manager

By: ________________________
                      Name:  Larry J. Stubbs
                      Title:  Authorized Signatory
ASSIGNEE: MVP FORT WORTH TAYLOR, LLC By: Name: Title:

EXHIBIT 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

[TO BE ATTACHED]

EXHIBIT F

Form of Bill of Sale

BILL OF SALE

LAZ/LA VI THE, L.P., a Delaware limited partnership (“Seller”), in consideration of Ten and No/100ths Dollars ($10.00), receipt of which is hereby acknowledged, does hereby sell, assign, transfer, convey, bargain, set over and deliver to MVP FORT WORTH TAYLOR, LLC. (“Buyer”), all of Seller’s right, title and interest in the following described personal property, to wit:

All (i) tangible personal property including, but not limited to, the furniture, fixtures, equipment, machines, apparatus, supplies and personal property, of every nature and description, if any, and (ii) intangible personal property including, but not limited to, permits, approvals, privileges, claims, licenses and authorizations, of any kind relating in any way to the improvement, ownership, management, operation, occupancy or use of the real estate known as 814 Taylor Street and 811 Lamar Street, Fort Worth, Texas, which real estate is legally described on Exhibit A attached hereto and made a part hereof (the “Real Estate”).

This transfer is made without representation, warranty or guaranty by, or recourse against, Seller of any kind whatsoever.

This Bill of Sale shall inure to the benefit of, and be binding upon, the respective legal representatives, successors and assigns of the parties hereto.

[Signatures follow on next page]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed by their duly authorized representatives under seal this ___ day of __________, 2014.

SELLER:

LAZ/LA VI THE, L.P., a Delaware limited partnership

By:	LAZ/LA VI THE GP, LLC, a Delaware limited liability company, its General Partner

By:	LAZ/LA VI, LLC, a Delaware limited liability company, its sole member

By:	LAZ Parking Realty Investors, LLC, a Connecticut limited liability company, its manager

By: __________________________
Name: Larry J. Stubbs
Title: Authorized Signatory

EXHIBIT A TO BILL OF SALE

The Real Estate

EXHIBIT G

TENANT ESTOPPEL CERTIFICATE

Upon completion, please return to:
MVP REIT, INC.
8880 West Sunset Road
Suite 240
Las Vegas, NV  89148
Attn: Craig D. Burr, Esq.

Today’s Date: ____________________________                                                                                     Lease Date: __________

Lease Commencement Date: _________________                                                                                     Lease Expiration Date: __________

Dates of Amendments or Modifications: ________

Property Name: ____________________________

Landlord: _________________________________

Tenant:    d/b/a _____________________________

Leased Premises:  Parking Spaces: #_____________

Monthly Rental:  $_______ Annual Rental: $______

Security Deposit Paid: $____________

Portion of Deposit previously applied by Landlord: $_______________

Are CAMs assessed: Y or N

Amount of Financial Reimbursement/Rent Free Periods/Rent Concessions owed from Landlord, if any: $___________________

The Lease is [____] or is not [____] guaranteed.  A copy of each guaranty is attached as Exhibit A.

The undersigned states that he/she is fully authorized on behalf of the Tenant in the above-described Lease to execute this letter and hereby certifies to MVP Fort Worth Taylor, LLC, that the information set forth herein is true and accurate.
1.           An accurate and complete copy of Tenant’s lease agreement (the “Lease”) is attached as Exhibit B.  The Lease is in full force and effect; there are no other promises, agreements, understandings or commitments between Landlord and Tenant relating to the Leased Premises; and Tenant is open for business and in operation in the Leased Premises and has not given Landlord any notice of termination thereunder.  Tenant has not assigned, sublet, encumbered or otherwise transferred all or any part of the Leased Premises or the Lease.

2.           To the best of Tenant’s knowledge and belief, no uncured default, event of default, or breach by Landlord or Tenant currently exists under the Lease.  Tenant has no claim against Landlord under the Lease and no offset or defense to the enforcement of the terms of the Lease.

3.           Tenant is obligated to pay rent at the rate set forth in the Lease.  Tenant has not prepaid any rent or other amounts to Landlord other than rent and other charges due and payable in the calendar month of this certification.

4.           In connection with its use and occupancy of the Leased Premises, Tenant is not and will not become engaged in the production, release or storage of hazardous or toxic substances which pose a substantial risk of imminent damage to public health or safety or to the environment.

5.           Tenant is not currently a debtor in any bankruptcy, reorganization, arrangement or insolvency proceedings.

6.           Tenant has no options, rights of first refusal, expansion rights, relocation rights, purchase rights, termination, or exclusive business rights except as follows:

______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

TENANT:

____________________________________
By:  ________________________________
        Name: __________________________
        Title: ___________________________

GUARANTOR:

____________________________________
By:  ________________________________
        Name: __________________________
        Title: ___________________________

EXHIBIT A TO TENANT ESTOPPEL CERTIFICATE

(Attach copy of Guaranty)

EXHIBIT B TO TENANT ESTOPPEL CERTIFICATE

(Attach copy of Lease)

EXHIBIT H

Parking Management Agreement